EXHIBIT 10.3

EXECUTION COPY

SECOND LEASE AMENDMENT

THIS SECOND LEASE AMENDMENT (this "Amendment") is entered into on this 6th day of May, 2019, by and between Sara Maguire LeMone as Trustee of the Sara Maguire LeMone Revocable Trust dated February 6, 2004 ("Landlord"), and Beyond Meat, In c., a Delaware corporation f/k/a Savage River, Inc. ("Tenant"). Defined terms used but not defined in this
Amendment have the definitions ascribed to such terms in the Lease.

WHEREAS, Landlord and Tenant entered into a Lease, made as of March 13, 2014 (the
"Original Lease"), as amended by the Lease Amendment , dated as of November 1, 2017 (the "First Amendment") and with the Original Lease, (the "Lease") , for 26,000 interior square feet of the building at 1714 Commerce Court, Columbia, Boone County , Missouri (the "Building"), and certain other improvements consisting of parking areas and drives serving the Building (with the Building , the " Premises"); and
WHEREAS, the Commencement Date occurred on July 1, 2014, and the Lease Term is scheduled to expire at 12:00 a.m. (local time) on the fifth anniversary after the Commencement Date (the "Initial Term"); and
WHEREAS, Landlord and Tenant contemplated in the First Amendment that the Lease would terminate, and Tenant will vacate the Premises, before expiration of the Initial Term; and
WHEREAS, Landlord and Tenant now wish to modify the Lease by, among other things, having the Lease continue in full force and effect and extending the Initial Term, all under the provisions of this Amendment.
NOW THEREFO RE, for and in consideration of the mutual agreements and covenants in this Amendment, Landlord and Tenant hereby agree as follows:

1.	Amendments to Lease.

a.    Paragraph 3 of the Original Lease. The Original Lease is amended by deleting Paragraph 3 in its entirety and inserting in its place and stead:

"3.    Term. The term of this Lease shall be for an initial term commencing on the Commencement Date and expiring at 11:59 p.m. on June 30, 2020 (the "Lease Term")."

b.    Paragraph 16 of the Original Lease. The Original Lease is amended by deleting Paragraph 16 in its entirety and inserting in its place and stead:

" 16.    Surrender. Upon the expiration of the Lease Term or at any earlier termination in accordance with the provisions of this Lease, Tenant shall deliver the Premises , in broom-clean and as good a condition as the same were in on the

Commencement Date, ordinary wear and tear and loss by fire or other casualty excepted and excepting therefrom any Landlord maintenance, repair or replacement responsibility; provided, that, Tenant shall remove by the expiration of the Lease Term those improvements it constructed in the Premises to accommodate Tenant's specialized equipment including, without limitation, (i) internal curbing; (ii) epoxy flooring; (iii) carbon dioxide, nitrogen, water and steam distribution piping; (iv) floor sinks; (v) floor drains; and (vi) freezer sub-floor and panels. Before surrendering the Premises, Tenant will, at its sole cost and expense, remove all Tenant installed trade fixtures and signage from the Premises on the expiration or earlier termination of the Lease Term, and will immediately repair and damage to the Premises caused by reason of such removal."

c.    Paragraph 1 of the First Amendment. The First Amendment is amended by deleting Paragraph 1 in its entirety

2.Rent. Notwithstanding anything to the contrary in the Lease (including, without limitation, Paragraph 4.b of the Original Lease), commencing on July 1, 2019 and for the remainder of the Lease Term, Tenant shall pay monthly rent to Landlord in the amount of Eighteen Thousand Nine Hundred Twenty-Three and No/100 Dollars ($18,923.00) per month. The monthly rent shall be payable in advance by the first day of each month during the Lease Tenn.

3.Binding Effect. This Second Lease Amendment, and the Lease as amended hereby, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

4.Other Provisions. Except as provided for above, all other terms and provisions of the Lease shall remain in full force and effect. Any inconsistency between the Lease and this Amendment shall be governed by the provisions of this Amendment. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute the same Amendment. For purposes of this Amendment, signatures by facsimile or
I
electronic PDF shall be binding to the same extent as original signatures. Each signatory of this Amendment on behalf of Tenant and Landlord represents that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting. The headings of the paragraphs in this Amendment are for reference only and shall not affect the meaning or interpretation of this Amendment. Landlord and Tenant each acknowledges and reaffirms all of its obligations under the Lease, as the Lease has been amended by this Amendment, and agrees that any reference made in any other document to the Original Lease shall mean the Original Lease as amended by this Amendment.

[signature page follows]

IN WITNESS WHEREOF, this Amendment has been executed on the date first above written.
Landlord:

Sara Maguire LeMone as Trustee of the Sara Maguire LeMone Revocable Trust dated February 6, 2004

Tenant:

BEYOND MEAT, INC.,
a Delaware corporation

By: /s/ Mark J. Nelson
Name: Mark J. Nelson
Title: CFO, Treasurer & Secretary

SIONATURE PAGE TO SECOND LEASE AMENDMENT